UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

Bill.com Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39149	83-2661725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1810 Embarcadero Road Palo Alto, California 94303
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 621-7700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	BILL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 20th, 2020 Bill.com, LLC, a subsidiary of Bill.com Holdings, Inc. (the “Company ”), entered into a new statement of work (“SOW”) to expand an existing agreement with one of the top three small business banks in the United States (the “Bank”).

The SOW calls for the Company to integrate and host a Bank branded version of its Bill.com Connect product for Bank to offer to their small business banking clients. Bank will deploy the new offering developed under this SOW as the default bill pay and receivables solution for all new small business banking customers. Existing small business banking customers will also have the option to enable these services. The SOW has a five-year term from the launch date, which is anticipated in 2021.

Bill.com Holdings, Inc. is not updating its financial guidance for the fourth quarter of the current fiscal year ending June 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BILL.COM HOLDINGS, INC.

Date: May 22, 2020	By:	/s/ Raj Aji
Raj Aji
General Counsel, Chief Compliance Officer and Secretary